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                                                                      EXHIBIT 23


                       (PRICEWATERHOUSECOOPERS LETTERHEAD)



February 2, 2003




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-81614, 333-105820, 333-105821) and the
Registration Statements on Form S-3, as amended (Files Nos. 333-33237, 333-89767, 333-82106, 333-102225, 333-105204) of Golden Star Resources Ltd. of
our report dated January 29, 2004 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.






/s/ PRICEWATERHOUSECOOPERS LLP
PriceWaterhouseCoopers LLP